China Public Security Technology, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

CERTIFICATE NUMBER

SHARES

CUSIP NO. 16942F 10 3

PAR VALUE $0.01
COMMON STOCK

SPECIMEN

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.01 EACH OF

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

LIN JIANG HUAI
President

Authorized Signature

MICHAEL WOO
Secretary

CHINA PUBLIC SECURITY TECHNOLOGY, INC.
Corporate Seal
FLORIDA

100 Second Avenue South, Suite 104N, St. Petersburg, FL, 33701
727.289.0010